FOR IMMEDIATE RELEASE                 Contact:           Timothy N. Jenson
                                                   Chief Executive Officer
                                                            (310) 615-6850

                     MERISEL REPORTS FOURTH-QUARTER RESULTS
                            Revenue Growth Continues

EL SEGUNDO, Calif. (March 5, 2004) -- Merisel, Inc. (Nasdaq:MSEL) today announced results for its fourth quarter and fiscal year ended December 31, 2003. Net sales were $96.0 million for fiscal year 2003, up 18% from $81.6 million for fiscal year 2002. Net sales were $27.5 million in fourth quarter 2003, up 1% from $27.3 million for fourth quarter 2002 and up 9% from $25.4 million for third quarter 2003. In 2002, the Company changed its fiscal year to December 31 from the Saturday closest to December 31. Due to this change, the Company had an extra shipping day included in net sales for fiscal year 2002.

The Company reported a net loss available to common stockholders of $82,000, or $0.01 per share, for the quarter ended December 31, 2003. This compares with net income available to common stockholders of $4.6 million, or $0.61 per share, for the same prior year period. Results for both periods were favorably affected by adjustments related primarily to the Company's wind down of its U.S. hardware distribution business, which reduced selling, general and administrative expenses by $214,000 and $2.2 million and reduced cost of sales by $344,000 and $1.5 million for the fourth quarter 2003 and 2002, respectively. Results for the periods also include income from discontinued operations of $275,000 and $858,000 for the fourth quarter 2003 and 2002, respectively. These favorable adjustments were partially offset by restructuring charges of $228,000 and $221,000 for the fourth quarter ended 2003 and 2002, respectively, relating primarily to adjustments of previous estimates of liabilities associated with leases of equipment and disposed facilities.

For the year ended December 31, 2003, the Company reported net income available to common stockholders of $1.2 million, or $0.16 per share compared with net income available to common stockholders of $5.7 million, or $0.74 per share for fiscal year 2002. Results for both years were favorably affected by adjustments related primarily to the Company's wind down of its U.S. hardware distribution business, reducing selling, general and administrative expenses by $1.8 million and $2.5 million and reducing cost of sales by $1.1 million and $4.8 million for 2003 and 2002, respectively. These favorable adjustments were partially offset by restructuring and impairment charges in fiscal year 2003 totaling approximately $2.5 million and restructuring charges of $465,000 in fiscal year 2002. Results also include net income from discontinued operations of $275,000 and $2.0 million for fiscal year 2003 and 2002, respectively.

Except for the historical information contained herein, the matters discussed in this news release constitute forward-looking information that involves risks and uncertainties. Merisel's actual results could differ materially from those indicated by the forward-looking information. Among the factors that could impact actual results are demand trends in the computer products industry, competitive issues, changes in manufacturer terms and conditions, and other items detailed in the company's SEC filings.


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Merisel,  Inc. is a provider of software  licensing  products to resellers throughout  the U.S.  Visit  Merisel at www.merisel.com.
                                         ---------------

                                  # # #

                            (Financial tables follow)




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



                         MERISEL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended                        Twelve Months Ended
                                                           December 31,                               December 31,
                                                       2003                 2002                  2003                 2002
                                               -----------------    -----------------    ------------------    -----------------


Net sales                                          $27,543              $27,306               $96,042              $81,638

Cost of sales (1)                                   26,014               23,970                90,763               72,270
                                               -----------------    -----------------    ------------------    -----------------

Gross profit                                         1,529                3,336                 5,279                9,368


Selling, general & administrative expenses (1)       1,528                 (269)                4,313                5,673

Impairment losses                                                                               1,800

Restructuring charge                                   228                  221                   650                  465

                                               -----------------    -----------------    ------------------    -----------------

Operating income (loss)                               (227)               3,384                (1,484)               3,230

Interest income,  net (1)                              104                  237                   751                  983

Other income,  net                                       7                   33                 2,474                  169
                                               -----------------    -----------------    ------------------    -----------------


Income (loss)  from operations  before
income taxes and discontinued operations              (116)               3,654                 1,741                4,382

Income tax benefit                                     153                  497                   744                  755
                                               -----------------    -----------------    ------------------    -----------------


Income from operations before discontinued              37                4,151                 2,485                5,137
operations

Discontinued operations:
  Income from discontinued operations                  275                  858                   275                1,973
                                               -----------------    -----------------    ------------------    -----------------

Net income                                            $312               $5,009                $2,760               $7,110
                                               =================    =================    ==================    =================

Preferred stock dividends                              394                  360                 1,514                1,399
                                               -----------------    -----------------    ------------------    -----------------
Net income (loss) available to common
stockholders                                          ($82)              $4,649                $1,246               $5,711
                                               =================    =================    ==================    =================
Net income (loss) per share (basic and diluted):
Income (loss) from operations  before
discontinued operations                              ($.05)                $.49                 $.12                  $.48
Discontinued operations:
  Income from discontinued operations                  .04                  .12                  .04                   .26
                                               -----------------    -----------------    ------------------    -----------------
Net income (loss)                                    ($.01)                $.61                 $.16                  $.74
                                               =================    =================    ==================    =================

Weighted average number of shares:
  Basic                                               7,616                7,619                 7,617                7,735
  Diluted                                             7,616                7,619                 7,617                7,735




(1) The Company has reclassified certain items in its 2002 financial statements to conform to the 2003 presentation pursuant to EITF 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. These reclassifications principally consist of costs associated with consideration received from vendors. The impact to the fourth quarter 2002 financial statements is to decrease cost of goods sold by $526,000, to increase general and administrative expenses by $134,000 and to decrease interest income by $393,000. The impact to the fiscal year 2002 annual financial statements is to decrease cost of goods sold by $1,082,000, to increase general and administrative expenses by $43,000 and to decrease interest income by $1,039,000.




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




                          MERISEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, Except Share Data)
                                   (Unaudited)

                                                                                               December 31,
                                                                                            2003         2002
                                                                                        ------------ ------------
                                        ASSETS

Current assets:
     Cash and cash equivalents.......................................................   $    44,948  $    46,795
     Accounts receivable (net of allowances of $1,185 and $1,286 at December
        31, 2002 and 2003, respectively).............................................        19,585       21,664
     Inventories.....................................................................            13            3
     Prepaid expenses and other current assets.......................................            65          165
                                                                                        ---------------------------
          Total current assets.......................................................        64,611       68,627
Property and equipment, net..........................................................           883          883
Other assets.........................................................................         1,718        3,334
                                                                                        ---------------------------
     Total assets....................................................................   $    67,212  $    72,844
                                                                                        ============ ==============
                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable................................................................   $    13,883  $    18,157
     Accrued liabilities.............................................................         7,915       12,408
                                                                                        ---------------------------
          Total current liabilities..................................................        21,798       30,565

Long-term liability..................................................................           751          529

Stockholders' equity:
     Convertible preferred stock, $.01 par value; authorized 1,000,000 shares;
        150,000 shares issued and outstanding........................................        19,882       18,368
     Common stock, $.01 par value; authorized 150,000,000 shares;
        8,026,375 shares issued and 7,619,095 shares outstanding at December 31,                 76           76
        2002;  8,026,353             shares issued and 7,616,373 shares outstanding at
        December 31, 2003............................................................
        respectively.................................................................
     Additional paid-in capital......................................................       278,300      279,814
     Accumulated deficit.............................................................      (252,797)    (255,559)
     Treasury stock..................................................................          (848)        (840)
     Accumulated other comprehensive gain (loss).....................................            50         (109)
                                                                                        ---------------------------
          Total stockholders' equity.................................................        44,663       41,750
                                                                                        ---------------------------
     Total liabilities and stockholders' equity......................................   $    67,212  $    72,844
                                                                                        ============ ==============
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